				Exhibit A to Amendment No. 3 to Schedule 13D

Solomon Kerzner
Acquisition of Beneficial Ownership of Shares Pursuant to
Employee Benefit Plans, and sales of Shares, since July 3, 2001.

The following chart shows vesting of options (not grant); exercise of options; grants and vesting of restricted Share units; and sales of Shares.
An "exercise" of options means that options were exercised and all underlying option Shares sold for cash in connection with exercise.

Date	Interest	Number	Transaction	Exercise Price
8/2/2001	options	96,000.000	exercise	$11.69
8/3/2001	options	55,630.000	exercise	$18.13
8/3/2001	options	117,370.000	exercise	$11.69
8/4/2001	options	333,333.333	vesting
9/7/2001	options	102,674.000	vesting
11/5/2001	options	60,000.000	vesting
11/21/2001	options	60,000.000	vesting
1/31/2002	options	20,774.000	vesting
2/8/2002	options	100,000.000	exercise	$18.13
2/11/2002	restricted Share units (1)	5,018.500	vesting
2/19/2002	options	20,700.000	exercise	$18.13
2/20/2002	options	20,000.000	exercise	$18.13
2/21/2002	options	9,300.000	exercise	$18.13
3/1/2002	options	16,552.000	vesting
3/4/2002	options	3,300.000	exercise	$18.13
3/4/2002	options	5,000.000	exercise	$18.13
3/4/2002	options	50,000.000	exercise	$18.13
3/5/2002	options	16,700.000	exercise	$18.13
3/6/2002	options	20,000.000	exercise	$18.13
3/6/2002	options	25,000.000	exercise	$18.13
5/22/2002	options	27,130.000	exercise	$18.13
5/22/2002	options	63,334.000	exercise	$18.13
5/22/2002	options	81,000.000	exercise	$19.25
6/10/2002	options	900.000	exercise	$19.25
6/10/2002	options	20,000.000	exercise	$19.25
6/25/2002	vested options	240,000.000	canceled
8/4/2002	options	333,333.333	vesting
11/5/2002	options	60,000.000	vesting
12/26/2002	options	225,000.000	vesting
2/11/2003	restricted Share units (1)	5,018.500	vesting
8/4/2003	options	333,333.333	vesting
8/25/2003	Shares	7,200.000	sale
8/26/2003	Shares	45,850.000	sale
8/27/2003	Shares	100,950.000	sale

9/3/2003	Shares	26,600.000	sale
9/4/2003	Shares	19,400.000	sale
11/5/2003	options	60,000.000	vesting
11/10/2003	options	35,800.000	exercise	$18.13
11/10/2003	Shares	25,000.000	sale
11/11/2003	options	5,000.000	exercise	$18.13
11/12/2003	options	5,000.000	exercise	$18.13
11/13/2003	options	2,000.000	exercise	$18.13
11/14/2003	options	1,000.000	exercise	$18.13
11/17/2003	options	5,000.000	exercise	$18.13
11/21/2003	options	8,200.000	exercise	$18.13
11/24/2003	options	6,500.000	exercise	$18.13
11/25/2003	options	13,300.000	exercise	$18.13
11/26/2003	options	15,000.000	exercise	$18.13
6/2/2004	options	2,604.000	exercise	$19.25
6/2/2004	options	569,866.000	exercise	$18.13
9/9/2004	Shares	200,000.000	sale
9/9/2004	options	225,000.000	exercise	$20.07
11/5/2004	options	60,000.000	vesting
12/13/2004	Shares (2)	20,074.000	sale
12/13/2004	options	195,496.000	exercise	$19.25
2/8/2005	Shares	300,000.000	sale

(1) In February 1999 Mr. Kerzner was granted the right to receive a total of 20,074 Shares at specified future dates, so long as he remained in the employ of Kerzner on those dates. Mr. Kerzner received 10,037 of these Shares prior to July 3, 2001, and the balance of the Shares on the respective dates of vesting shown above.

(2) The Shares sold in this transaction were Shares that Mr. Kerzner received in connection with the vesting of restricted Share units, as described in footnote (1).